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                                   EXHIBIT 1
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                      SCHEDULE 13D JOINT FILING AGREEMENT


Pursuant to Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned persons executing this joint filing agreement (this "Agreement") agree to jointly file this Schedule 13D (including amendments thereto) and further agree as follows:

Each person executing this Agreement is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information concerning any other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

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In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth opposite their name.

Date: September 17, 2001

                                Morgan Stanley Dean Witter & Co.


                                By: /s/ Peter R. Vogelsang
                                Name: Peter R. Vogelsang
                                Its: Authorized Signatory

                                Morgan Stanley Dean Witter Equity Funding, Inc.


                                By: /s/ James T. Keane
                                Name: James T. Keane
                                Its: Vice President


                                 MSDW OIP Investors, Inc.


                                By: /s/ James T. Keane
                                Name: James T. Keane
                                Its: Vice President

                                 Originators Investment Plan, L.P.

                                 By MSDW OIP Investors, Inc. as General Partner

                                By: /s/ James T. Keane
                                Name: James T. Keane
                                Its: Vice President